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Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of NuWay Medical, Inc. (the "Company") on Form 10-KSB for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


A signed original of this written statement required by Section 906 has been provided to NuWay Medical, Inc. and will be retained by NuWay Medical, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


Dated:  May 22, 2003                             By:  /S/ Dennis Calvert
                                                      ------------------
                                                 Dennis Calvert, President,
                                                 Chief Executive Officer, and
                                                 Interim Chief Financial Officer


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